Exhibit 3.55
ROSS MILLER Secretary of State 206 North Carson Street Carson city, Nevada 89701-4299 (775) 684 5706 Website: secretoryofstate.biz Filed in the office of Document Number 200070835951-50 Filing Date and Time 12/07/2007 2:43 PM Ross Miller Secretary of State Entity Number State of Nevada E083422207-5 Certificate of Business Trust (PURSUANT TO NRS 88A) USE BLACK INK ONLY- DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Business Trust: (Trust include the word Business Trust B.T. of BT) The LMC Revocable Trust, BT 2. Resident Agent Name end Street Address: (must be a Nevada address where may be served) The Corporation Trust Company of Nevada Name 6100 Neil Road, Suit 500 Reno Nevada 89511 (Migratory) Physical Street Address city Zip Code 3. Names and Addresses of Trustees: (must include the name and p.o. box or street address either residence or business, of at least one street; attach an additional page if may than 2 to be listed) James C, New Name 11360 N. Jog Road Palm Beach Gardens FL 33418 Address city State Zip Code Martin J. Stefanclli Name 11360 N. Jog Road Palm Beach Gardens FL 3318 Address City State Zip Code 4. Names, Addresses and Stanstures of Each Person Forming the Business Trust; must be state by each person formatting the business trust; attach an additional page if more than 21 Andrew Wong X Name Signature 3773 Howard Hughes Pkwy., Third Floor South Las Vegas NV 89169 Address City State Zip Code Name Signature Address city State Zip Code 5. Certificate of Arccosine of appointment of Resident Agent: I hereby accept named business Trust. Authorized signature of R.A. or On Shelf or R.A. Company Date This form must be accompanied by appropriate fees. Note Secretary of State Form NRS ESA are 2007 Forward on 01/01/07 M.T. FITZPATRICK ASSISTANT SECRETARY

ATTACHMENT TO
CERTIFICATE OF BUSINESS TRUST
FOR
THE LMC REVOCABLE TRUST, B.T.
3.	ADDITIONAL TRUSTEE

Marcus Erling, M.D. 3059 South Maryland Parkway, Suite 100 Las Vegas, NV 89109